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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-K




                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                       Date of Report: September 7, 2000
                       (Date of earliest event reported)


                              US SEARCH.COM Inc.
            (exact name of registrant as specified in its charter)

         Delaware                 Commission File:                 95-4504143
(State or other jurisdiction         000-26149          (I.R.S. Employer Identification No.)
    of incorporation or
       organization)


                             5401 Beethoven Street
                             Los Angeles, CA 90066
         (Address of Principal executive offices, including zip code)



                                (310) 302-6300
             (Registrant's telephone number, including area code)


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ITEM 5.  Other Events.
         ------------

     On September 7, 2000 the Registrant sold 100,000 newly-issued shares of its Series A Convertible Preferred Stock to Pequot Private Equity Fund II, L.P., a Delaware limited partnership (the "Purchaser") for an aggregate purchase price of $10 million and issued to the Purchaser a warrant to purchase up to 75,000 shares of Series A Convertible Preferred Stock (the "Warrant") pursuant to a Purchase Agreement, dated as of September 7, 2000, by and between the Registrant and the Purchaser (the "Agreement"). The Purchaser has also agreed to purchase an additional 100,000 shares of Series A Convertible Preferred Stock of the Registrant if certain conditions set forth in the Agreement, including performance criteria of the Registrant, are satisfied, for an additional purchase price of $10 million (the "Additional Purchase"). If the Warrant is exercised in full by the Purchaser, the Registrant will receive an additional $7.5 million upon exercise thereof. The Series A Convertible Preferred Stock has a stated value of $100 per share and is convertible into Common Stock of the Registrant at $1.70 per share of Common Stock.

     In connection with the transactions contemplated by the Agreement, the Purchaser has agreed, subject to certain conditions, to purchase from The Kushner-Locke Company, a California corporation ("Kushner-Locke"), 3.5 million shares of Common Stock of the Registrant held by Kushner-Locke at a purchase price of $1.20 per share (the "Kushner-Locke Purchase"). Kushner-Locke has also granted to the Purchaser a right of first refusal with respect to the remaining shares of Common Stock of the Registrant held by Kushner-Locke following the Kushner-Locke Purchase.

     In connection with the transactions contemplated by the Agreement, the Registrant amended its Amended and Restated 1998 Stock Incentive Plan (the "1998 Plan") to increase the number of shares of Common Stock issuable pursuant to the 1998 Plan from 5,500,650 to 12,000,650 and amended its 2000 Stock Incentive Plan (the "2000 Plan") to increase the number of shares of Common Stock issuable pursuant to the 2000 Plan from 2,000,000 to 3,000,000. In lieu of receiving cash incentive bonuses for the year 2000, certain executive officers of the Registrant agreed to receive options under the 1998 Plan or the 2000 Plan in an amount calculated at three shares for every dollar such executive officer otherwise would have been entitled to receive as a cash incentive bonus for the year 2000.

     As a result of the Purchaser's purchase of 100,000 shares of Series A Convertible Preferred Stock and the Warrant, the Purchaser holds, as of the date hereof, 34.9% of the Common Stock of the Registrant (assuming an immediate conversion of the Series A Convertible Preferred Stock, an exercise in full of the Warrant and an immediate conversion of the Series A Convertible Preferred Stock underlying the Warrant). Upon consummation of the Kushner-Locke Purchase, the Purchaser will beneficially hold 46.8% of the Common Stock of the Registrant (assuming an immediate conversion of the Series A Convertible Preferred Stock, an exercise in full of the Warrant and an immediate conversion of the Series A Convertible Preferred Stock underlying the Warrant). If the
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Additional Purchase is consummated, the Purchaser will beneficially hold, as of the date thereof, 55.7% of the Common Stock of the Registrant (assuming consummation of the Kushner-Locke Purchase, immediate conversion of the Series A Convertible Preferred Stock, an exercise in full of the Warrant and an immediate conversion of the Series A Convertible Preferred Stock underlying the Warrant).

     The Registrant, the Purchaser and Kushner-Locke entered into a Stockholders Agreement, dated as of September 7, 2000 (the "Stockholders Agreement"). The Stockholders Agreement provides, among other things, that the Purchaser and Kushner-Locke will vote the shares of capital stock held by them in favor of (i) one member of the Board of Directors being nominated by Kushner-Locke (the "KL Board Member"), (ii) one member (if the Purchaser owns between 10 and 35% of the shares of Common Stock issued upon conversion of the Series A Preferred Stock) or two members (if the Purchaser owns at least 35% of the shares of Common Stock issued upon conversion of the Series A Preferred Stock) of the Board of Directors being nominated by the Purchaser (at such time as the Purchaser is not able to elect two members of the Board of Directors by virtue of its shares of Series A Convertible Preferred Stock) (the "Purchaser Board Members"), (iii) the Chief Executive Officer of the Registrant as a member of the Board of Directors of the Registrant, and (iv) three independent members of the Board of Directors, each of which shall be nominated for election by the consent of the Purchaser Board Members and a majority of all other members of the Board of Directors other than the KL Board Member.

     The Registrant has agreed to present to its stockholders a proposal to increase the authorized Common Stock of the Registrant to allow fully the conversion of the Series A Convertible Preferred Stock which may be issued in connection with the Additional Purchase and the exercise of options which may be issued pursuant to existing options plans of the Registrant. The Registrant will also present to its stockholders a proposal to approve the amendments to the 1998 Plan and the 2000 Plan described above. The Purchaser and Kushner-Locke have agreed to vote in favor of these proposals.

     In connection with the transactions contemplated by the Agreement, effective September 7, 2000, Donald Kushner resigned from the Board of Directors of the Registrant.

     The Series A Convertible Preferred Stock

     The following is a summary of the principal terms of the Series A Convertible Preferred Stock and is qualified in its entirety by reference to the Amended Certificate of Designations of Series A Convertible Preferred Stock of the Registrant attached to this Current Report on Form 8-K as Exhibit 3.1.

     Dividends
     ---------
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     From the date of original issuance of the Series A Convertible Preferred
Stock through September 7, 2001, the holders of such preferred stock, in preference to the holders of shares of any class or series of capital stock of the Registrant with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors of the Registrant, non-cumulative cash dividends at an annual rate of 6%. After September 7, 2001, the holders of Series A Convertible Preferred Stock shall receive cumulative dividends at an annual rate of 6%, which dividends shall be paid quarterly in the form of additional shares of Series A Convertible Preferred Stock. In addition, in the event any dividends are declared with respect to the Common Stock of the Registrant, the holders of Series A Convertible Preferred Stock shall be entitled to receive as additional dividends an amount equal to the amount of dividends that each such holder would have received had the Series A Convertible Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend.

     Liquidation Preference
     ----------------------

     In the event of a liquidation, dissolution or winding up of the affairs of the Registrant, the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Registrant an amount equal to $100 per share of Series A Convertible Preferred Stock plus an amount equal to all declared and unpaid and any accrued and unpaid dividends through the date of the distribution before any payment is made or assets distributed to the holders of any class or series of the Common Stock of the Registrant or any other class or series of the Registrant's capital stock ranking junior to the Series A Convertible Preferred Stock with respect to liquidation. The acquisition of the Registrant resulting in a transfer of more than 50% of the outstanding voting power of the Registrant or the sale of all or substantially all of the assets of the Registrant shall be treated as a liquidation of the Registrant unless the holders of a majority-in-interest of the Series A Convertible Preferred Stock shall agree not to treat such event as a liquidation.

     Redemption
     ----------

     At any time after September 7, 2005 at the request of a majority-in-interest of the holders of the Series A Convertible Preferred Stock, the Registrant shall redeem for cash the then issued and outstanding shares of Series A Convertible Preferred Stock in accordance with the following schedule:
(i) one third (33.33%) of the then issued and outstanding shares of Series A Convertible Preferred Stock within 120 days of receipt of notice from the holders of the Series A Convertible Preferred Stock (the "First Redemption"),
(ii) one half (50%) of the then outstanding shares of Series A Convertible Preferred Stock on the first anniversary of the First Redemption, and (iii) all (100%) of the then issued and outstanding shares of Series A Convertible Preferred Stock on the second anniversary of the First Redemption.
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     At any time after September 7, 2005 the Registrant may redeem all, but not less than all, of the then issued and outstanding shares of Series A Convertible Preferred Stock for an amount equal to $103.00 per share plus all accrued and unpaid dividends.

     Voting Rights
     -------------

     The holders of Series A Convertible Preferred Stock shall be entitled to vote together with the holders of Common Stock on all maters submitted for a vote of the stockholders of the Registrant, including the election of directors. The holders of Series A Convertible Preferred Stock shall also have the right, voting separately as a single class, to elect up to 2 members of the Board of Directors of the Registrant (the "Series A Directors").

     If there shall occur certain material events with respect to the Registrant, including, among other events, the Registrant's failure to timely declare or pay the required dividends on the Series A Convertible Preferred Stock, or any obligation of the Registrant, whether as principal, guarantor, surety or other obligor for the payment of indebtedness or borrowed money in excess of $5,000,000 becoming or being declared due and payable prior to the express maturity thereof and not being paid when due or within any grace period and such default remaining uncured for 15 days, the holders of Series A Convertible Preferred Stock shall have the right, voting as a separate class, to elect a sufficient number of additional directors of the Registrant to such that the Series A Directors constitute a majority of the Board of Directors of the Registrant. This right shall terminate upon the curing of the event which gave rise to it.

     Preemptive Rights
     -----------------

     In the event that the Registrant proposes to issue any shares of its Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in any transaction (other than certain specified exceptions) each holder of Series A Convertible Preferred Stock shall have the right to purchase its pro rata amount of such shares (computed on an as-converted and fully diluted basis).

     Conversion
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     The conversion price per share of the Series A Convertible Preferred Stock shall be $1.70, subject to adjustment under certain circumstances.

     Special Approval Rights
     -----------------------

     As long as the Purchaser and/or its affiliates, in the aggregate, hold more than 25% of the Series A Convertible Preferred Stock, the Registrant will not take certain actions without the consent of the Board of Directors and the consent of the Series A Directors.
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     Registration Rights
     --------------------

     In connection with the transactions contemplated by the Purchase Agreement, Kushner-Locke, the Purchaser and the Registrant entered into an Investors' Rights Agreement, dated as of September 7, 2000 (the "Investors' Rights Agreement") pursuant to which each of Kushner-Locke and the Purchaser was granted certain registration rights with respect the Series A Preferred Stock and shares of Common Stock beneficially owned by the Purchaser, Kushner-Locke and certain affiliates of Kushner-Locke. From September 7, 2001, in the case of the Purchaser, and March 7, 2002, in the case of Kushner-Locke, the Purchaser is entitled to two demand registration rights on a Form S-1, and Kushner-Locke is entitled to one demand registration right on a Form S-1, provided that the shares to be registered have an aggregate offering price to the public in excess of $5 million. The Purchaser also is entitled to an unlimited number of demand registration rights on a Form S-3, provided that the shares to be registered have an aggregate offering price to the public of not less than $2 million. These rights are subject to the Company's right to defer the timing of a demand registration, and an underwriters' right to cut back shares in an underwritten offering. In addition to these demand rights, the Purchaser has unlimited piggyback registration rights and Kushner-Locke has one piggyback registration right, all subject to an underwriters' right to cut back shares in an underwritten offering.


ITEM 7.   Financial Statements and Exhibits.
          ---------------------------------

     (c)  Exhibits.

          3.1 Amended Certificate of Designations of Series A Convertible Preferred Stock

          3.2  Amended and Restated Bylaws of the Registrant

          10.1 Purchase Agreement, dated September 7, 2000, by and between the US SEARCH.com Inc. and Pequot Private Equity Fund II, L.P.

          10.2 Investors' Rights Agreement, dated September 7, 2000, by and between US SEARCH.com Inc. and Pequot Private Equity Fund II, L.P.

          10.3 Warrant, dated September 7, 2000, by US SEARCH.com Inc. in favor of Pequot Private Equity Fund II, L.P.

          10.4 Stockholders Agreement, dated September 7, 2000, by and among US SEARCH.com Inc., Pequot Private Equity Fund II, L.P. and The Kushner-Locke Company
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          99.1 Press Release dated September 7, 2000

                                 *  *  *  *  *
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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                        US SEARCH.com Inc.



Date: September 15, 2000                By: /s/ BRENT N. COHEN
                                           -------------------
                                           Name:  Brent N. Cohen
                                           Title: Chief Executive Officer
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                                 EXHIBIT INDEX

     3.1 Amended Certificate of Designations of Series A Convertible Preferred Stock

     3.2     Amended and Restated Bylaws of the Registrant

     10.1 Purchase Agreement, dated September 7, 2000, by and between the US SEARCH.com Inc. and Pequot Private Equity Fund II, L.P.

     10.2 Investors' Rights Agreement, dated September 7, 2000, by and between US SEARCH.com Inc. and Pequot Private Equity Fund II, L.P.

     10.3 Warrant, dated September 7, 2000, by US SEARCH.com Inc. in favor of Pequot Private Equity Fund II, L.P.

     10.4 Stockholders Agreement, dated September 7, 2000, by and among US SEARCH.com Inc., Pequot Private Equity Fund II, L.P. and The Kushner-Locke Company

     99.1    Press Release dated September 7, 2000